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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Blizzard Genomics, Inc.
St. Paul, Minnesota

      We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 10, 2004, relating to the consolidated financial statements of Blizzard Genomics, Inc., which is contained in that Prospectus.

      We also consent to the reference to our firm under the caption "Experts" in that Prospectus.

                              /s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California


February 11, 2005